BY-LAWS OF MINERALS TECHNOLOGIES INC. (DELAWARE)
                    AS AMENDED OCTOBER 22, 1998

                         ARTICLE I
                    STOCKHOLDERS' MEETING

     1. PLACE OF MEETING. Meetings of the stockholders shall be held at the registered office of the Corporation in Delaware, or at such other place within or without the State of Delaware as may be designated by the Board of Directors or the stockholders.

     2. ANNUAL MEETING. The annual meeting of the stockholders shall be held on such date and at such time and place as the Board of Directors may designate. The date, place and time of the annual meeting shall be stated in the notice of such meeting delivered to or mailed to stockholders. At such annual meeting the stockholders shall elect directors, in accordance with the requirements of the Certificate of Incorporation, by a plurality vote, and transact such other business as may properly be brought before the meeting.

     3. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or by proxy, shall be requisite for and shall constitute a quorum of all meetings of the stockholders, except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws. If a quorum shall not be present at any meeting of the stockholders, the stockholders present in person or by proxy and entitled to vote shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present; provided, however, if the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Except as provided in paragraph 2 of Article I of these By-laws and the Certificate of Incorporation and except as otherwise provided by law, at all meetings of the stockholders all questions shall be determined by a majority of the votes cast on such questions.

     4. VOTING; PROXIES. At each meeting of the stockholders of the Corporation, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Any stockholder may authorize another person to act for him by proxy. A proxy must be in writing and executed by the stockholder or his or her duly authorized attorney. In lieu thereof, to the extent permitted by law, a proxy may be transmitted in a telegram, cablegram or other means of electronic transmission provided that the telegram, cablegram or electronic transmission either sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. A copy, facsimile transmission or other reliable reproduction of a written or electronically-transmitted proxy authorized by this Section 4 may be substituted for or used in lieu of the original writing or electronic transmission. No proxy authorized by this
Section 4 shall be voted or acted upon more than three years from

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          BY-LAWS OF MINERALS TECHNOLOGIES INC. (DELAWARE)
                    AS AMENDED OCTOBER 22, 1998

its date, unless the proxy provides for a longer period. No ballot, proxies or votes, nor any revocations thereof or changes thereto shall be accepted after the time set for the closing of the polls pursuant to Section 10 of Article I of these By-laws. Each proxy shall be delivered to the inspectors of election prior to or at the meeting. The vote for directors shall be by ballot.

     5. NOTICE. Written notice of an annual or special meeting shall be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage pre-paid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

     6. INSPECTORS OF ELECTION. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share,
(ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
(v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

     7. STOCK LIST. At least ten days before every meeting of the stockholders a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the post office address of each, and the number of shares held by each, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held for said ten days, and shall be produced and kept at the time and place of meeting

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          BY-LAWS OF MINERALS TECHNOLOGIES INC. (DELAWARE)
                    AS AMENDED OCTOBER 22, 1998

during the whole time thereof and subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be provided at the time and place of each meeting and shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at such meeting.

     8. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the Chair of the Board, and shall be called by the Chair of the Board or the Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the objects stated in the notice of special meeting and matters germane thereto.

     9. ORGANIZATION. Meetings of stockholders shall be presided over by the Chair of the Board, if any, or in his or her absence by the Vice Chair of the Board, if any, or in his or her absence by the President, or in their absences by a Vice President, or in the absence of the foregoing persons by a Chair designated by the Board of Directors, or in the absence of such designation by a Chair chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the Chair of the meeting may appoint any person to act as secretary of the meeting.

     10. CONDUCT OF MEETINGS. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting by the person presiding over the meeting.
The Board of Directors of the Corporation may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present;
(3) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair shall permit; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants. Unless, and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

     11. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to

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          BY-LAWS OF MINERALS TECHNOLOGIES INC. (DELAWARE)
                    AS AMENDED OCTOBER 22, 1998

vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

12. NOTICE OF STOCKHOLDER PROPOSAL. At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. Business, other than nominations of persons as directors of the Corporation, may be properly brought before such meeting only (i) pursuant to the Corporation's notice of meeting; (ii) by or at the direction of the chairman of the meeting (but only in the case of an annual meeting); or (iii) by any stockholder of record of the Corporation who has complied with the notice procedures of this paragraph and who was a stockholder of record at the time such notice was delivered. Any stockholder who intends to bring any matter other than the election of directors before a meeting of stockholders and is entitled to vote on such matter shall deliver a timely written notice of such stockholder's intent to bring such matter before the meeting of stockholders, either by personal delivery or by United States mail, postage pre-paid, to the Secretary of the Corporation. To be timely such, notice must be received by the
Secretary: (1) with respect to an annual meeting of stockholders, not less than 70 days nor more than 90 days in advance of the first anniversary of the previous year's annual meeting; and (2) with respect to any other meeting of stockholders, not later than the close of business on the tenth day following the date of public announcement by the Corporation of the date of such meeting. In no event shall the public announcement of an adjournment of such meeting commence a new time period for the giving of a stockholder's notice as described above. Such written notice shall set forth (i) a brief description of the business desired to be brought before the meeting; (ii) the reason for conducting such business at the meeting; (iii) any material interest in such business of the stockholder giving notice and of the beneficial owner, if not the stockholder giving notice, on whose behalf the proposal is made; (iv) in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment; (v) the name and address of the stockholder giving notice

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          BY-LAWS OF MINERALS TECHNOLOGIES INC. (DELAWARE)
                    AS AMENDED OCTOBER 22, 1998

and of any such beneficial owner; (vi) the class and number of shares of the Corporation owned of record or beneficially by such stockholder giving notice and by any such beneficial owner on whose behalf the proposal is made; (vii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (viii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation's outstanding Common Stock required to approve or adopt the proposal and/or (b) otherwise solicit proxies from stockholders in support of such proposal. For purposes of this Section 12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, or in a document filed by the Corporation with the Securities Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934.

13. COMPLIANCE WITH PROCEDURES. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, the chairman of the meeting shall have the power and duty to (i) determine whether any business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in these By-laws and (ii) if any proposed business is not in compliance with this By-law, or if the stockholder solicits or is part of a group which solicits proxies in support of such stockholder's proposal without such stockholder having made the representation required by clause (vii) of paragraph 12 of this By-law to declare that such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed (i) to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 or (ii) to limit any class voting rights provided to holders of Preferred Stock upon the occurrence of dividend arrearages.

                    ARTICLE II - DIRECTORS

     1. NUMBER; ELECTION; TERM. The number of directors which shall constitute the whole Board shall not be less than three, nor more than twelve, the exact number within said limits to be fixed from time to time solely by resolution of the Board, acting by the vote of not less than a majority of the directors then in office. A majority of the directors shall consist of persons who are not employees of the Corporation or of any subsidiary of the Corporation. Should the death, resignation or other removal of any

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          BY-LAWS OF MINERALS TECHNOLOGIES INC. (DELAWARE)
               AS AMENDED OCTOBER 22, 1998

non-employee director result in the failure of the requirement set forth in the preceding sentence to be met, such requirement shall not apply during the time of the vacancy caused by the death, resignation or removal of any such non-employee director. The remaining directors of the Corporation shall cause any such vacancy to be filled in accordance with these By-laws within a reasonable period of time. At the annual meeting directors shall be elected in accordance with the requirements of these By-laws and the Certificate of Incorporation.

     2. PLACE OF MEETINGS. The directors may hold their meetings and keep the books of the Corporation outside of the State of Delaware at such places as they may from time to time determine.

     3. VACANCIES. If the office of any director becomes vacant for any reason or any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, although less than a quorum, may choose a successor or successors or fill the newly created directorship and the directors so chosen shall hold office until the next annual election of the class for which such directors shall have been chosen.

     4. ORGANIZATIONAL MEETING. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, after each annual election of directors on the day and at the place of the next regular meeting of the board. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all of the directors.

     5. REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such time and place either within or without the State of Delaware as shall from time to time be determined by the Board.

     6. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chair of the Board, a Vice Chair of the Board or the President by the mailing of notice to each director at least 48 hours before the meeting or by notifying each director of the meeting at least 24 hours prior thereto either personally, by telephone or by electronic transmission; special meetings shall be called on like notice by the Chair of the Board, a Vice Chair of the Board, the President or, on the written request of any two directors, by the Secretary.

     7. QUORUM. At all meetings of the Board the presence of one-third of the total number of directors determined by resolution pursuant to Section 1 of this
Article II to constitute the Board of Directors shall be necessary and sufficient to constitute a quorum

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          BY-LAWS OF MINERALS TECHNOLOGIES INC. (DELAWARE)
                    AS AMENDED OCTOBER 22, 1998

for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Certificate of Incorporation or by these By-laws.

     8. EXECUTIVE COMMITTEE. There shall be an Executive Committee of three or more directors elected by a majority of the Board. The Committee shall be composed of the Chief Executive Officer, the President, and such other directors as the Board shall elect. The Board, by resolution, may designate one or more directors as alternate members of the Committee, who may replace any absent or disqualified member at any meeting of the Committee. In the absence or disqualification of a member of the Committee, the member or members present at any meeting of the Committee and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. A quorum shall be a majority of the members of the Committee. Regular meetings of the Committee shall be held without notice at such time and place as shall from time to time be determined by the Committee; special meetings of the Committee may be called pursuant to the rules determined by the Committee. The Committee shall generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. Except as otherwise provided by law, the Committee shall have authority to exercise all the powers of the Board while the Board is not in session. The act of a majority of the Committee members present at any meeting at which there is a quorum shall be the act of the Committee except as may be otherwise specifically provided by law, by the Certificate of Incorporation or by these By-laws. The Committee shall keep regular minutes of its proceedings and report the same to the Board at its next regular meeting.

     9. ADDITIONAL COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more additional committees, each committee to consist of one or more of the directors of the Corporation. In the event that the Board shall designate a committee that shall have the power to recommend changes in the compensation of senior management of the Corporation and/or a committee that shall have the power to recommend nominees for election as directors of the Corporation, the membership of such committees shall consist solely of directors who are not employees of the Corporation or of any subsidiary of the Corporation. The Board may designate one or more directors as alternate members of any such additional committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall have such powers as are granted to it by the resolution of the Board or by subsequent resolutions passed by a majority of the whole Board. Nothing herein shall limit the authority of the Board of Directors to appoint other committees consisting in whole or in part of persons who are not directors of the Corporation to carry out such functions as the Board may designate.

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          BY-LAWS OF MINERALS TECHNOLOGIES INC. (DELAWARE)
                    AS AMENDED OCTOBER 22, 1998

     10. PRESENCE AT MEETING. Members of the Board of Directors or any committee designated by such Board may participate in the meeting of said Board or committee by means of conference telephone or similar communications equipment by means of which all persons in the meeting can hear each other and participate. The ability to participate in a meeting in the above manner shall constitute presence at said meeting for purposes of a quorum and any action thereat.

     11. ACTION WITHOUT MEETINGS. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated by such Board may be taken without a meeting, if all members of the Board or committee consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

     12. ELIGIBILITY TO MAKE NOMINATIONS. Nominations of candidates for election as directors at any meeting of stockholders called for election of directors (an "Election Meeting") may be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting.

     13. PROCEDURE FOR NOMINATIONS BY STOCKHOLDERS. Any stockholder entitled to vote for the election of a director at a meeting may nominate one or more persons for such election only if (i) written notice of such stockholder's intent to make such nomination is timely given, either by personal delivery or by United States mail postage pre-paid, to the Secretary of the Corporation and
(ii) such stockholder was a stockholder of record at the time such notice was delivered. To be timely, such notice must be received by the Secretary: (1) with respect to an annual meeting of stockholders, not less than 70 days nor more than 90 days in advance of the first anniversary of the previous year's annual meeting; and (2) with respect to any other meeting of stockholders, not later than the close of business on the tenth day following the date of public disclosure by the Corporation of the date of such meeting. In no event shall the public announcement of an adjournment of such meeting commence a new time period for the giving of a stockholder's notice as described above. The written notice shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee; and (iv) such other information concerning each such nominee as would be required, pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended, in a proxy statement soliciting proxies for the election of such nominee as a director. Such notice shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected. The notice shall also contain (i) the name and address of the stockholder giving notice, as they appear in the Corporation's books (and of the beneficial owner, if other than the stockholder, on whose behalf the proposal is made); (ii) the class and number of shares of the Corporation owned of record or beneficially by such

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          BY-LAWS OF MINERALS TECHNOLOGIES INC. (DELAWARE)
                    AS AMENDED OCTOBER 22, 1998

stockholder giving notice (and by the beneficial owner, if other than the stockholder, on whose behalf the proposal is made); (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the nomination; and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation's outstanding Common Stock required to elect the nominee and/or (b) otherwise solicit proxies from stockholders in support of such nomination.

14. COMPLIANCE WITH PROCEDURES. Only such persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, the chairman of the meeting shall have the power and duty to (i) determine whether a nomination proposed to be brought before the meeting was made in accordance with the procedure set forth in this By-law and (ii) if any proposed nomination is not in compliance with this By-law, to declare that such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to limit any class voting rights provided to holders of Preferred Stock upon the occurrence of dividend arrearages.

                    ARTICLE III - OFFICERS

     1. ELECTION; TERM OF OFFICE; APPOINTMENTS. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect at least the following officers: a Chair of the Board and/or a President, one or more Vice Presidents, a Controller, a Treasurer and a Secretary. The Board may also elect, appoint, or provide for the appointment of such other officers and agents as may from time to time appear necessary or advisable in the conduct of the affairs of the Corporation. Officers of the Corporation shall hold office until their successors are chosen and qualify in their stead or until their earlier death, resignation or removal, and shall perform such duties as from time to time shall be prescribed by these by-laws and by the Board and, to the extent not so provided, as generally pertain to their respective offices. The Board of Directors may fill any vacancy occurring in any office of the Corporation at any regular or special meeting. Two or more offices may be held by the same person.

     2. REMOVAL AND RESIGNATION. Any officer elected or appointed by the Board of Directors or the Executive Committee may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer

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          BY-LAWS OF MINERALS TECHNOLOGIES INC. (DELAWARE)
                    AS AMENDED OCTOBER 22, 1998

elected or appointed by the Board becomes vacant for any reason, the vacancy may be filled by the Board. Any officer may resign at any time upon written notice to the Corporation.

     3. CHAIR OF THE BOARD. The Chair of the Board shall be the chief executive officer of the Corporation, unless otherwise prescribed by the Board of Directors, and shall preside at all meetings of the stockholders and of the directors. He or she shall perform such other duties, and exercise such powers, as from time to time shall be prescribed by these By-laws or by the Board of Directors.

     4. PRESIDENT. The President, in the absence of the Chair of the Board or the Vice Chair, if any, shall preside at meetings of the Directors. He or she shall have such authority and perform such duties in the management of the Corporation as from time to time shall be prescribed by the Board of Directors and, to the extent not so prescribed, he or she shall have such authority and perform such duties in the management of the Corporation, subject to the control of the Board, as generally pertain to the office of President.

     5. VICE PRESIDENTS. Vice Presidents shall perform such duties as from time to time shall be prescribed by these By-laws, by the Chair of the Board, by the President or by the Board of Directors, and except as otherwise prescribed by the Board of Directors, they shall have such powers and duties as generally pertain to the office of Vice President.

     6. SECRETARY. The Secretary or person appointed as secretary at all meetings of the Board and of the stockholders shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and he or she shall perform like duties for the Executive Committee when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders, and of the Board of Directors if required. He or she shall perform such other duties as may be prescribed by these By-laws or as may be assigned to him by the Chair of the Board, the President or the Board of Directors, and, except as otherwise prescribed by the Board of Directors, he or she shall have such powers and duties as generally pertain to the office of Secretary.

     7. TREASURER. The Treasurer shall have custody of the Corporation's funds and securities. He or she shall perform such other duties as may be prescribed by these By-laws or as may be assigned to him or her by the Chair of the Board, the President or the Board of Directors, and, except as otherwise prescribed by the Board of Directors, he or she shall have such powers and duties as generally pertain to the office of Treasurer.

     8. CONTROLLER. The Controller shall have charge of the Corporation's books of account, and shall be responsible for the maintenance of adequate records of all assets, liabilities and financial transactions of the Corporation. The Controller shall prepare and

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          BY-LAWS OF MINERALS TECHNOLOGIES INC. (DELAWARE)
                    AS AMENDED OCTOBER 22, 1998

render such balance sheets, profit and loss statements and other financial reports as the Board of Directors, the Chair of the Board or the President may require. He or she shall perform such other duties as may be prescribed by these By-laws or as may be assigned to him or her by the Chair of the Board, the President or the Board of Directors, and, except as otherwise prescribed by the Board of Directors, he or she shall have such powers and duties as generally pertain to the office of Controller.

                    ARTICLE IV - STOCK

     1. CERTIFICATES OF STOCK. The certificates of stock of the Corporation shall be in the form or forms from time to time approved by the Board of Directors. Such certificates shall be numbered and registered, shall exhibit the holder's name and the number of shares, and shall be signed by the following officers of the Corporation: the Chair of the Board of Directors, or the President or a Vice President; and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. If any certificate is manually signed (1) by a transfer agent other than the Corporation or its employee, or
(2) by a registrar other than the Corporation or its employee, any other signature on the certificate, including those of the aforesaid officers of the Corporation, may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     2. LOST CERTIFICATES. The Board of Directors or any officer of the Corporation to whom the Board of Directors has delegated authority may authorize any transfer agent of the Corporation to issue, and any registrar of the Corporation to register, at any time and from time to time unless otherwise directed, a new certificate or certificates of stock in the place of a certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, upon receipt by the transfer agent of evidence of such loss or destruction, which may be the affidavit of the applicant; a bond indemnifying the Corporation and any transfer agent and registrar of the class of stock involved against claims that may be made against it or them on account of the lost or destroyed certificate or the issuance of a new certificate, of such kind and in such amount as the Board of Directors shall have authorized the transfer agent to accept generally or as the Board of Directors or an authorized officer shall approve in particular cases; and any other documents or instruments that the Board of Directors or an authorized officer may require from time to time to protect adequately the interest of the Corporation. A new certificate may be issued without requiring any bond when, in the judgment of the directors, it is proper to do so.

     3.   TRANSFERS OF STOCK.  Transfers of stock shall be made upon the books

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          BY-LAWS OF MINERALS TECHNOLOGIES INC. (DELAWARE)
                    AS AMENDED OCTOBER 22, 1998

of the Corporation upon presentation of the certificates by the registered holder in person or by duly authorized attorney, or upon presentation of proper evidence of succession, assignment or authority to transfer and upon surrender of the certificate therefor.

     4. HOLDER OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                    ARTICLE V - INDEMNIFICATION AND SEVERANCE

     1. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation.

     2. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified. Payment of such expenses incurred by other employees and agents of the Corporation may be made by the Board of Directors in its discretion upon such terms and conditions, if any, as it deems appropriate.

     3. CLAIMS. If a claim for indemnification or payment of expenses (including attorneys' fees) under this Article is not paid in full within sixty days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification

          BY-LAWS OF MINERALS TECHNOLOGIES INC. (DELAWARE)
                    AS AMENDED OCTOBER 22, 1998

or payment of expenses under applicable law.

     4.   NONEXCLUSIVITY OF RIGHTS.  The right conferred on any person by this
Article V shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     5. OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

     6. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

     7. SEVERANCE. Any written agreement or any amendment of an existing written agreement that provides for payments to a director, officer or other employee of the Corporation or any subsidiary of the Corporation upon (i) a "change in control" of the Corporation or (ii) the termination or constructive termination of the employment of such director, officer, or other employee following a "change in control" of the Corporation, must be approved by (a) the unanimous vote of the members of the committee of the Board of Directors which has the power to recommend changes in the compensation of the senior management of the Corporation, if any, and (b) a majority of the Directors who are not employees of the Corporation or any subsidiary of the Corporation. For the purposes hereof, a "change in control" of the Corporation shall mean through (i) the accumulation by a person or group of related persons of 20% or more of the Company's outstanding capital stock and/or (ii) a change in the composition of a majority of the Corporation's Board of Directors without the approval of the incumbent Board.

                    ARTICLE VI - MISCELLANEOUS

     1. DELAWARE OFFICE. The address of the registered office of the Corporation in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801 and the name of its registered agent at such address is Corporation Trust Company.

     2. OTHER OFFICES. The Corporation may also have an office in the City and State of New York, and such other offices at such places as the Board of Directors from time to time may appoint or the business of the Corporation may require.

          BY-LAWS OF MINERALS TECHNOLOGIES INC. (DELAWARE)
                    AS AMENDED OCTOBER 22, 1998

     3. SEAL. The corporate seal shall be in the form adopted by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be affixed by any officer of the Corporation to any instrument executed by authority of the Corporation, and the seal when so affixed may be attested by the signature of any officer of the Corporation.

     4. NOTICE. Whenever notice is required to be given by law, the Certificate of Incorporation or these By-laws, a written waiver signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     5. AMENDMENTS. The Board of Directors shall have the power to adopt, amend or repeal the By-laws of the Corporation by the affirmative action of a majority of its members. The By-laws may be adopted, amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote at any regular meeting of the stockholders or at any special meeting of the stockholders if notice of such proposed adoption, amendment or repeal be contained in the notice of such special meeting.

     6. FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minutes books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

     7. CHECKS. All checks, drafts, notes and other orders for the payment of money shall be signed by such officer or officers or agents as from time to time may be designated by the Board of Directors or by such officers of the Corporation as may be designated by the Board to make such designation.

     8. FISCAL YEAR. The fiscal year shall begin the first day of January in each year.